UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):           April 12, 2002

                            PRO-PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

        000-32877                                          04-3562325
(Commission File Number)                       (IRS Employer Identification No.)

189 Wells Avenue, Suite 200, Newton, Massachusetts                      02459
     (Address of Principal Executive Offices)                         (Zip Code)

                                 (617) 559-0033
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)

Item 5.   Other Events

     Pro-Pharmaceuticals, Inc. (the "Company") has determined that it will be necessary for the Company to restate its financial results for the fiscal year ended December 31, 2000, and the first, second, and third quarters of fiscal year 2001. Subsequent to the issuance of the Company's financial statements mentioned above, management determined that a majority of the proceeds from convertible debt issued in 2000 and 2001 should have been allocated to two equity components--actual common shares received and an embedded beneficial conversion feature. The valuation of these features resulted in an allocation to additional paid-in capital and a discount to debt that was to be accreted over the term of the debt. In June 2001, the debt became immediately convertible and the remaining discount to debt was expensed.

     Management also determined that the fair value of warrants that were granted to the holders of the convertible notes as an inducement to convert in August 2001 should be recorded as a debt conversion expense in the third quarter ended September 30, 2001.

     In addition, management determined that salaries and consulting expenses that were recorded as an expense in 2001 related to services that were performed in 2000, and therefore should be recorded as a liability and an expense in 2000. As a result, the financial results for the fiscal year ended December 31, 2000, and the first, second, and third quarters of fiscal year 2001 will be restated from the amounts previously reported to reflect these changes.

     The effect of these restatements on net loss and net loss per share are as follows:

                                                                                As Previously Reported        As Restated
For the year ended December 31, 2000:
Net Loss                                                                             $  (112,927)            $  (184,582)
Loss per share (basic and diluted)                                                   $     (0.01)            $     (0.01)

For the three months ended March 31, 2001:
Net Loss                                                                             $  (229,511)            $  (360,813)
Loss per share (basic and diluted)                                                   $     (0.02)            $     (0.03)

For the six months ended June 30, 2001:
Net Loss                                                                             $  (827,654)            $(2,004,011)
Loss per share (basic and diluted)                                                   $     (0.07)            $     (0.16)

For the nine months ended September 30, 2001:
Net Loss                                                                             $(1,513,945)            $(3,193,321)
Loss per share (basic and diluted)                                                   $     (0.12)            $     (0.24)

Cumulative for the period from Inception (July 10, 2000) to September 30, 2001:
Net Loss                                                                             $(1,626,872)            $(3,377,903)

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              PRO-PHARMACEUTICALS, INC.
                                                    (Registrant)


                                              By: /s/ Maureen Foley
                                                  ------------------------------
                                                  Maureen Foley,
                                                  Chief Operating Officer
Date:  April 12, 2002


                                       3